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                                                                    EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)


                                                                                                        YEAR ENDING
                                                                                                          31-Dec
                                                                                               ------------------------------
                                                                                                 2002                 2003
                                                                                               ---------            ---------
FIXED CHARGES
   Interest expense, net                                                                       $   148.9            $   151.3
   Interest income                                                                                   1.4                  0.7
                                                                                               ---------            ---------
     Interest expense, gross from continuing ops                                                   150.3                152.0
   Capitalized interest                                                                           --                   --
  Interest expense from discontinued operations                                                   --                   --
                                                                                               ---------            ---------
     Total interest expense, gross(*)                                                              150.3                152.0
                                                                                               ---------            ---------
   Interest portion of rental expense                                                               19.0                 32.0

   Pre-tax earnings required to cover preferred stock dividends
   and accretion                                                                                    59.0                 93.8
                                                                                               ---------            ---------
   FIXED CHARGES - C&A                                                                         $   228.3            $   277.8
                                                                                               =========            =========

   Pre-tax income from continuing operations                                                   $   (33.8)           $   (61.0)
   Minority interest in (income) loss of affiliates                                               --                   --
   (Income) loss from equity investees                                                            --                   --
                                                                                               ---------            ---------
     Total                                                                                         (33.8)               (61.0)
                                                                                               ---------            ---------
ADD:
   Fixed charges                                                                                   228.3                277.8

   Distributed income of equity investees

SUBTRACT:
(A) Interest capitalized                                                                          --                   --
                                                                                               ---------            ---------
   TOTAL EARNINGS                                                                                  194.5                216.8
                                                                                               =========            =========

   RATIO OF EARNINGS TO FIXED CHARGES                                                                0.85                 0.78

   Dollar value of deficiency                                                                      (33.8)               (61.0)
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(*) - Includes amortization of debt issuance costs